UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2011

A.C. Moore Arts & Crafts, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ 08009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (856) 768-4930

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Background

As previously disclosed, on October 3, 2011, A.C. Moore Arts & Crafts, Inc. (“A.C. Moore”), entered into an Agreement and Plan of Merger, as amended as of October 17, 2011 (the “Merger Agreement”), with Nicole Crafts LLC (“Parent”) and Sbar’s Acquisition Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Sbar’s, Inc. (“Sbar’s”), a vendor of A.C. Moore. Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on October 18, 2011 to acquire all of the outstanding shares of common stock, no par value, of A.C. Moore at purchase price of $1.60 per share net to the holders thereof in cash, without interest, subject to applicable withholding taxes. As soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into A.C. Moore (the “Merger” and, together with the Offer, the “Transactions”) with A.C. Moore continuing as the surviving corporation and a direct wholly-owned subsidiary of Parent. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the shareholders of A.C. Moore have adopted the Merger Agreement at a meeting of shareholders.

Subsequent to A.C. Moore’s announcement of the Merger Agreement, the board of directors of A.C. Moore (the “Board”) received a demand letter and three lawsuits have been commenced in connection with the Transactions.

Demand Letter

On October 6, 2011, the Board received a letter (the “Demand Letter”) from David Raul (“Raul”), a purported shareholder of A.C. Moore. Raul alleged that the members of the Board had breached their fiduciary duties to A.C. Moore and its shareholders in connection with the Transactions. Raul demanded that the Board remedy the foregoing breaches of fiduciary duties. On October 12, 2011, the Board appointed a special committee to consider the allegations set forth in the demand letter. On October 26, 2011, Raul filed a putative class and derivative action lawsuit as more fully described below.

Shareholder Lawsuits

On October 11, 2011, a putative class action lawsuit captioned Provoncha v. A.C. Moore Arts & Crafts, Inc., et al., Docket No. C 147-11, was filed in the Superior Court of New Jersey, Chancery Division, Camden County (the “Provoncha Action”). On October 26, 2011, Raul filed a putative class action and shareholder derivative lawsuit captioned Raul v. Joyce, et. al., Case ID 111003505, in the Court of Common Pleas of Philadelphia County (the “Raul Action”). On October 31, 2011, a putative shareholder derivative lawsuit captioned Heffernan v. Joyce, et al., Docket Number C 157-11, was filed in the Superior Court of New Jersey, Chancery Division, Camden County (the “Heffernan Action” and, together with the Provoncha Action and the Raul Action, the “Actions”). The complaints for the Actions name as defendants the members of the Board, Parent and Merger Sub. The Provoncha Action also names A.C. Moore as a defendant and the Raul and Heffernan Actions name A.C. Moore as a nominal defendant, as these claims were brought derivatively on behalf of A.C. Moore.

The complaints for the Actions generally allege, among other things, claims for breaches of fiduciary duties against the Board in connection with the Transactions and that Parent and Merger Sub aided and abetted the purported breaches of fiduciary duties. The complaints also allege that the Solicitation/Recommendation Statement on Schedule 14D-9, as amended (the “Schedule 14D-9”), filed by A.C. Moore with the Securities and Exchange Commission (the “SEC”) in connection with the Offer contains materially misleading statements and/or omits material information. The complaints generally seek, among other things, injunctive relief, including enjoining the Board, and anyone acting in concert with them, from proceeding with the Transactions and an award of attorneys’ fees and other fees and costs, in addition to other relief. A.C. Moore believes the plaintiffs’ allegations lack merit.

Memorandum of Understanding

On November 3, 2011, solely to avoid the costs, disruption, and distraction of further litigation and without admitting the validity of any allegations made in the Demand Letter or the Actions, or any liability with respect thereto or that any further supplemental disclosure is required under any applicable rule, statute, regulation or law, the parties to the Actions and the Demand Letter signed a memorandum of understanding (the “MOU”) regarding a proposed settlement of the Actions and the Demand Letter. In connection with the MOU, A.C. Moore has agreed to amend the Schedule 14D-9 to include certain supplemental disclosures (the “Supplemental Disclosures”), which A.C. Moore has included in an amendment to the Schedule 14D-9 filed on November 4, 2011 and are set forth below. The proposed settlement is contingent upon, among other items, the execution of a formal stipulation of settlement, confirmatory discovery by the plaintiffs, court approval of the settlement in the Court of Common Pleas of Philadelphia County and consummation of the Transactions as set forth in the Merger Agreement. Subject to satisfaction of the conditions set forth in the MOU, the stipulation of settlement will provide that, among other things, the defendants will be released by the plaintiffs, and all members of any relevant class of A.C. Moore shareholders, from all claims arising out of the Transactions, the Actions and the Demand Letter, upon which occurrence the plaintiffs in the New Jersey Actions will take all necessary steps to terminate those Actions with prejudice. The MOU further provides that A.C. Moore, its successor and/or its insurer will pay to the plaintiffs’ counsel an amount not more than $250,000 as is approved by court order, in the aggregate, for their services and disbursements in the Actions and the Demand Letter. In the event the settlement is not approved or such conditions are not satisfied, A.C. Moore intends to continue to contest the Actions and the Demand Letter vigorously; however, there can be no assurance that A.C. Moore will be successful in its defense.

The foregoing summary of the MOU does not purport to be complete is qualified in its entirety by reference to the MOU, which is included as Exhibit (a)(21) to the Schedule 14D-9 and is incorporated by reference into this Item 8.01.

Supplemental Disclosures

Below are the Supplemental Disclosures made to the Schedule 14D-9 pursuant to the MOU. Capitalized terms used but not defined in this subsection shall have the meanings ascribed to them in the Schedule 14D-9.

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following to the last sentence at the end of the carryover paragraph on page 19 under the Section entitled “Background of the Transactions” between the words “In addition,” and “the”:

“for administrative ease and to assure consistency with A.C. Moore’s form of confidentiality agreement,”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by inserting the following paragraph as the second to last paragraph on page 19 under the Section entitled “Background of the Transactions”:

“Bidders A, B and C were not among those initially contacted by Janney as part of its solicitation process.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following sentence at the end of the first full paragraph on page 20 under the Section entitled “Background of the Transactions”:

“Janney contacted 47 entities after January 28, 2011 to determine if the entity was interested in acquiring A.C. Moore. There was one additional investor that reached out to Janney after January 28, 2011. Of the 48 parties that Janney was in contact with after January 28, 2011, seven were strategic parties and 41 were financial sponsors.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following at the end of the third full paragraph on page 20 under the Section entitled “Background of the Transactions”:

“The reasons given by Bidder C to Janney for not submitting a preliminary indication of interest to acquire A.C. Moore were consistent with those of others who declined to participate or, after having been given access to various due diligence materials, elected not to submit an acquisition proposal, including, but not limited to, various issues related specifically to A.C. Moore, as well as issues related to the macroeconomic environment, discretionary consumer spending and the specialty retail sector, that created significant uncertainties as to A.C. Moore’s future and prospects. These issues included, but were not limited to, concerns over A.C. Moore’s historical financial performance, lack of confidence in A.C. Moore’s ability to forecast future financial results, continuing declines in A.C. Moore’s same store sales, the impact of three years of consecutive quarterly losses, the continuing depletion of cash reserves since 2008, the effect that future losses could have on cash and liquidity requirements, various concerns with A.C. Moore’s real estate portfolio such as the challenges A.C. Moore faced in dealing with underperforming stores, the locations of existing stores, the terms of the store leases, and the extent of the contingent liabilities relating to existing store leases, the extent to which arts and crafts specialty retailing would be a new retail platform for many potential buyers, and the significant competition facing A.C. Moore from industry leaders with strong financial backing from leading private equity firms.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following to the last sentence at the end of the carryover paragraph on page 22 under the Section entitled “Background of the Transactions” between the words “A.C. Moore,” and “the”:

“based upon the fact that Bidder A was a recently-formed fund with no existing portfolio companies,”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following as the second to last sentence of the sixth full paragraph on page 22 under the Section entitled “Background of the Transactions”:

“In the intervening period, 10 parties informed Janney that they would not be submitting a non-binding indication of interest for the acquisition of 100% of A.C. Moore’s common stock.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following to the end of the last paragraph on page 22 under the Section entitled “Background of the Transactions”:

“The reasons given by Bidder A to Janney for not submitting a preliminary indication of interest to acquire A.C. Moore were consistent with those of others who declined to participate or, after having been given access to various due diligence materials, elected not to submit an acquisition proposal, including, but not limited to, various issues related specifically to A.C. Moore, as well as issues related to the macroeconomic environment, discretionary consumer spending and the specialty retail sector, that created significant uncertainties as to A.C. Moore’s future and prospects. These issues included, but were not limited to, concerns over A.C. Moore’s historical financial performance, lack of confidence in A.C. Moore’s ability to forecast future financial results, continuing declines in A.C. Moore’s same store sales, the impact of three years of consecutive quarterly losses, the continuing depletion of cash reserves since 2008, the effect that future losses could have on cash and liquidity requirements, various concerns with A.C. Moore’s real estate portfolio such as the challenges A.C. Moore faced in dealing with underperforming stores, the locations of existing stores, the terms of the store leases, and the extent of the contingent liabilities relating to existing store leases, the extent to which arts and crafts specialty retailing would be a new retail platform for many potential buyers, and the significant competition facing A.C. Moore from industry leaders with strong financial backing from leading private equity firms.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following to the end of the last paragraph on page 23 under the Section entitled “Background of the Transactions”:

“The reasons given by Bidder E to Janney for not submitting a preliminary indication of interest to acquire A.C. Moore were consistent with those of others who declined to participate or, after having been given access to various due diligence materials, elected not to submit an acquisition proposal, including, but not limited to, various issues related specifically to A.C. Moore, as well as issues related to the macroeconomic environment, discretionary consumer spending and the specialty retail sector, that created significant uncertainties as to A.C. Moore’s future and prospects. These issues included, but were not limited to, concerns over A.C. Moore’s historical financial performance, lack of confidence in A.C. Moore’s ability to forecast future financial results, continuing declines in A.C. Moore’s same store sales, the impact of three years of consecutive quarterly losses, the continuing depletion of cash reserves since 2008, the effect that future losses could have on cash and liquidity requirements, various concerns with A.C. Moore’s real estate portfolio such as the challenges A.C. Moore faced in dealing with underperforming stores, the locations of existing stores, the terms of the store leases, and the extent of the contingent liabilities relating to existing store leases, the extent to which arts and crafts specialty retailing would be a new retail platform for many potential buyers, and the significant competition facing A.C. Moore from industry leaders with strong financial backing from leading private equity firms.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following to the end of the third paragraph on page 24 under the Section entitled “Background of the Transactions”:

“The reasons given by Bidder D to Janney for not submitting a preliminary indication of interest to acquire A.C. Moore were consistent with those of others who declined to participate or, after having been given access to various due diligence materials, elected not to submit an acquisition proposal, including, but not limited to, various issues related specifically to A.C. Moore, as well as issues related to the macroeconomic environment, discretionary consumer spending and the specialty retail sector, that created significant uncertainties as to A.C. Moore’s future and prospects. These issues included, but were not limited to, concerns over A.C. Moore’s historical financial performance, lack of confidence in A.C. Moore’s ability to forecast future financial results, continuing declines in A.C. Moore’s same store sales, the impact of three years of consecutive quarterly losses, the continuing depletion of cash reserves since 2008, the effect that future losses could have on cash and liquidity requirements, various concerns with A.C. Moore’s real estate portfolio such as the challenges A.C. Moore faced in dealing with underperforming stores, the locations of existing stores, the terms of the store leases, and the extent of the contingent liabilities relating to existing store leases, the extent to which arts and crafts specialty retailing would be a new retail platform for many potential buyers, and the significant competition facing A.C. Moore from industry leaders with strong financial backing from leading private equity firms.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following to the end of the third sentence of the last paragraph on page 24 after the word “price” under the Section entitled “Background of the Transactions”:

“, including the amounts of various transaction and associated costs of A.C. Moore related to the proposed transaction, including but not limited to the D&O tail coverage, legal, financial, accounting and tax advisory services.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following to the last sentence at the end of the last paragraph on page 28 under the Section entitled “Background of the Transactions” between the words “The Special Committee,” and “authorized”:

“discussed Sbar’s revised proposed purchase price of $1.60, agreed to proceed on the basis of that proposed purchase price and”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by deleting the phrase “size and financial performance” in the last sentence at the end of the carryover paragraph on page 45 under the Section entitled “Opinion of A.C. Moore’s Financial Advisor—Selected Publicly Traded Companies Analysis” and replacing it with the following:

“products offered, customers, market capitalization, enterprise value, market performance and financial strength relative to A.C. Moore.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by inserting the following paragraph under the list of companies ending with “Tuesday Morning Corp.” on page 45 under the Section entitled “Opinion of A.C. Moore’s Financial Advisor—Selected Publicly Traded Companies Analysis”:

“Janney excluded certain companies that were deemed to be too dissimilar to A.C. Moore in more than one respect including the nature of their business, products offered, customers, market capitalization, enterprise value, market performance and financial strength relative to A.C. Moore.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by inserting the following as the second to last sentence of the first full paragraph on page 45 under the Section entitled “Opinion of A.C. Moore’s Financial Advisor—Selected Publicly Traded Companies Analysis”:

“In determining the Implied Share Price Range for the “EV/LTM—Net Sales” and “EV/FY11E—Net Sales” analyses, Janney determined an implied enterprise value for A.C. Moore using the low/high reference, and then subtracted A.C. Moore’s estimated 9/30/2011 total debt and added A.C. Moore’s estimated 9/30/2011 cash and cash equivalents to determine an implied equity value. In determining the number of shares outstanding for purposes of calculating Implied Share Price Range of A.C. Moore common stock, Janney assumed the vesting of all restricted stock units, stock options and stock appreciation rights.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by inserting the following as the second to last sentence of the first paragraph on page 46 under the Section entitled “Opinion of A.C. Moore’s Financial Advisor—Selected Transactions Analysis”:

“Although none of the following target companies is identical to A.C. Moore, Janney selected these target companies because they had publicly available market data and were deemed to be similar to A.C. Moore in one or more respects including the nature of their business, products offered, customers, market capitalization, enterprise value, market performance and financial strength relative to A.C. Moore.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by replacing the chart of selected transactions on page 46 under the Section entitled “Opinion of A.C. Moore’s Financial Advisor—Selected Transactions Analysis” with the following chart:

($ in millions)				Enterprise Value /
Date Announced	Target	Acquirer	Enterprise Value	Net Sales	EBITDA
December 2010	Jo-Ann Stores, Inc.	Leonard Green & Partners, L.P.	$1,664.5	0.75x	7.4x
July 2010	Paperchase Products Ltd	Primary Capita1 Limited	31.0	0.29x	2.9x
August 2009	Charlotte Russe Holding Inc.	Advent International Corp.	380.0	0.37x	6.6x
June 2009	Tween Brands Inc.	Dress Barn Inc.	294.0	0.31x	6.9x
June 2009	Filene’s Basement Corp.	Sym’sCorp.	64.4	0.15x	NA
November 2007	Restoration Hardware, Inc.	Catterton Partners	306.1	0.42x	10.4x
November 2006	Golf Galaxy	Dick’s Sporting Goods Inc.	223.3	0.90x	12.3x
July 2006	PETCO Animal Supplies, Inc.	Private equity consortium	1,850.0	0.89x	8.5x
June 2006	Michaels Stores Inc.	Private equity consortium	5,372.0	1.46x	12.5x
January 2006	The Sports Authority, Inc.	Leonard Green & Partners, L.P.	1,388.6	0.55x	6.8x
November 2005	Linens’n Things, Inc.	Apollo Management, L.P.	1,301.0	0.49x	8.7x
October 2005	ShopKo Stores, Inc.	Sun Capital Partners, Inc.	1,167.6	0.40x	6.0x
September 2005	Party City Corporation	Private equity consortium	349.7	0.70x	13.6x
April 2005	Electronics Boutique Hldgs. Corp.	GameStop Corp.	1,165.0	0.59x	10.0x
April 2005	Brookstone Inc.	Private equity consortium	391.2	0.80x	8.3x

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by inserting the following paragraph under the chart of selected transactions on page 46 under the Section entitled “Opinion of A.C. Moore’s Financial Advisor—Selected Transactions Analysis”:

“Janney excluded certain transactions that were deemed to be dissimilar to Parent’s acquisition of A.C. Moore in more than one respect including the nature of their business, products offered, customers, market capitalization, enterprise value, market performance and financial strength relative to A.C. Moore.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by adding the following immediately prior to the last sentence of the third paragraph on page 46 under the Section entitled “Opinion of A.C. Moore’s Financial Advisor—Selected Transactions Analysis”:

“In determining the Implied Share Price Range for the “EV/LTM—Net Sales” analyses, Janney determined an implied enterprise value for A.C. Moore using the low/high reference, and then subtracted A.C. Moore’s estimated 9/30/2011 total debt and added A.C. Moore’s estimated 9/30/2011 cash and cash equivalents to determine an implied equity value. In determining the number of shares outstanding for purposes of calculating Implied Share Price Range of A.C. Moore common stock, Janney assumed the vesting of all restricted stock units, stock options and stock appreciation rights.”

Item 4, “The Solicitation or Recommendation” of the Schedule 14D-9 was amended and supplemented by replacing the chart of premiums of the offer price on page 47 under the Section entitled “Opinion of A.C. Moore’s Financial Advisor—Selected Transactions Analysis” with the following chart:

	Mean	Median	Premiums Paid Percentages Range		Implied Share Price Range
Premiums Paid – 1 Day	41.5%	35.9%	0.1%	148.5%	$0.95	$2.36
Premiums Paid – 1 Week	46.0%	37.1%	3.7%	165.2%	$1.08	$2.76
Premiums Paid – 1 Month	50.2%	36.3%	2.6%	221.1%	$1.35	$4.24

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “predict,” “will,” “may” and similar terms. Forward-looking statements in this report include, but are not limited to, statements regarding the anticipated timing of filings relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; statements regarding prospective performance and opportunities; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in this report related to future results and events are based on A.C. Moore’s current expectations, beliefs and assumptions about its industry and its business. Forward-looking statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from the results discussed in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many of A.C. Moore’s shareholders will tender their stock in the tender offer; the risk that the transaction may not be approved by A.C. Moore’s shareholders were the transaction to be consummated as a one-step merger; the outcome of any legal proceedings that have been or may be instituted against A.C. Moore and/or others relating to the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require A.C. Moore to pay a termination fee; the failure of Parent to obtain the necessary financing or alternative financing to consummate the transaction or the failure of that financing to be sufficient to complete the transaction; the failure of the merger to close for any reason; the amount of the costs, fees, expenses and charges related to the merger; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors or other business partners; other business effects, including, but not limited to, the effects of industry, economic or political conditions outside of A.C. Moore’s control; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by A.C. Moore, including, but not limited to, the solicitation/recommendation statement and merger proxy statement filed by A.C. Moore. Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, A.C. Moore undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are also urged to review carefully and consider the various disclosures in A.C. Moore’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2011 and Current Reports on Form 8-K filed from time to time by A.C. Moore. All forward-looking statements are qualified in their entirety by this cautionary statement.

Notice to Investors

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of A.C. Moore common stock is being made pursuant to an offer to purchase and related materials that affiliates of Sbar’s have filed with the SEC. Affiliates of Sbar’s have filed a tender offer statement on Schedule TO with the SEC, and A.C. Moore has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials have been sent free of charge to all shareholders of A.C. Moore. In addition, all of these materials (and all other materials filed by A.C. Moore with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents are also available by contacting D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (for information by telephone: Banks and Brokers Call Collect: (212) 269-5550; All Others Call Toll-Free: (800) 755-7250). Investors and shareholders may also obtain free copies of the documents filed with the SEC from A.C. Moore by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger, A.C. Moore has filed a preliminary proxy statement with the SEC. Additionally, A.C. Moore will file other relevant materials with the SEC in connection with the proposed acquisition pursuant to the terms of an Agreement and Plan of Merger between the parties. The materials filed and to be filed by A.C. Moore with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and shareholders also may obtain free copies of the proxy statement and other relevant materials from A.C. Moore by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943. Investors and security holders of A.C. Moore are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

A.C. Moore and its directors, executive officers and other members of management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of A.C. Moore shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of A.C. Moore’s executive officers and directors in the solicitation by reading A.C. Moore’s Proxy Statement for its 2010 Annual Meeting of Shareholders and Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011, as well as the proxy statement and other relevant materials which were filed and will be filed with the SEC in connection with the merger when they become available. Information concerning the interests of A.C. Moore’s participants in the solicitation, which may, in some cases, be different than those of A.C. Moore’s shareholders generally, will be set forth in the definitive proxy statement relating to the merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

By:	/s/ Joseph A. Jeffries
Name:	Joseph A. Jeffries
Title:	Chief Executive Officer

Date: November 4, 2011

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